Exhibit 99.1

Tronox Reports Second Quarter 2019 Financial Results

Strong performance in initial quarter following game-changing Cristal TiO2 acquisition

Performance at high end of outlook range provided at Investor Day on May 30, 2019

Second Quarter 2019 Highlights

Reported Basis:

•	Revenue of $791 million

•	Net loss from continuing operations of ($55) million including purchase accounting and transaction-related closing costs

•	Adjusted EBITDA of $195 million (Non-GAAP)

•	GAAP diluted EPS from continuing operations of ($0.41)

•	Adjusted diluted EPS of $0.26 (Non-GAAP)

Pro Forma Basis versus First Quarter 2019

•	Revenue of $827 million up 15 percent

•	TiO2 sales volumes up 17 percent and selling prices level on local currency basis

•	Zircon sales volumes up 8 percent and selling prices 1 percent lower due to customer and product mix

•	Net income from continuing operations of $42 million

•	Adjusted EBITDA of $200 million up 42 percent reflecting sales volume growth, realized synergies and margin benefits from shift to fully integrated operations (Non-GAAP)

Other Highlights:

•	Returned approximately $294 million to shareholders from start of second quarter 2019 to August 6, 2019, through repurchase of approximately 21.5 million shares and dividends

•	Maintaining outlook for full year 2019 within previously provided ranges and narrowing guidance on a reported basis to:

•	Lower half of previously provided range for Revenue of $2,830-2,980 million

•	Lower half of previously provided range for Adjusted EBITDA of $635-740 million (Non-GAAP)

•	High end of previously provided range for Adjusted diluted EPS of ($0.17)-0.43 (Non-GAAP)

•	Within previously provided range for Free Cash Flow of $130-160 million (Non-GAAP)

STAMFORD, Conn., (Aug 6, 2019) – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending June 30, 2019, as follows:

1 | Page

Summary of Financial Results for the Quarter Ending June 30, 2019

Reported Basis
(Millions of dollars)	Q2 2019	Q2 2018	Y-o-Y % ∆	Q1 2019	Q-o-Q % ∆
Revenue	$791	$492	61%	$390	103%
TiO2	625	346	81%	277	126%
Zircon	88	78	13%	64	38%
Feedstock and other products	78	53	47%	49	59%
Electrolytic	0	15	(100%)	0	NM
Net (Loss) Income from Continuing Ops	$(55)	$50	NM	$(30)	NM
Adjusted EBITDA	$195	$148	32%	$80	144%
Adjusted EBITDA Margin %	25%	30%		21%

	Y-o-Y % ∆			Q-o-Q % ∆
	Volume	Price		Volume	Price
TiO2	90%	(5%)		126%	(1%)
Local Currency Basis	-	(4%)		-	(1%)
Zircon	(2%)	15%		39%	(1%)

Pro Forma Basis

(Millions of dollars)	Q2 2019	Q2 2018	Y-o-Y % ∆	Q1 2019	Q-o-Q % ∆
Revenue	$827	$903	(8%)	$720	15%
TiO2	657	703	(7%)	570	15%
Zircon	89	108	(18%)	83	7%
Feedstock and other products	81	77	5%	68	19%
Electrolytic	0	15	(100%)	0	NM
Net (Loss) Income from Continuing Ops	$42	$120	65%	$(37)	NM
Adjusted EBITDA	$200	$257	(22%)	$141	42%
Adjusted EBITDA Margin %	24%	28%		20%

	Y-o-Y % ∆			Q-o-Q % ∆
	Volume	Price		Volume	Price
TiO2	3%	(8%)		17%	(1%)
Local Currency Basis	-	(6%)		-	0%
Zircon	(27%)	12%		8%	(1%)

2 | Page

CEO Commentary

Commenting on the second quarter results, Jeffry Quinn, chairman and chief executive officer of Tronox said, “We delivered strong performance in our initial quarter following the closing of the game-changing Cristal TiO2 acquisition on April 10, 2019.  On a pro forma basis, second quarter revenue of $827 million increased 15 percent from the first quarter 2019 on higher sales volumes for TiO2 and zircon, up 17 percent and 8 percent, respectively, while selling prices for TiO2 were level on a local currency basis and zircon selling prices were 1 percent lower due to customer and product mix.  Adjusted EBITDA of $200 million increased 42 percent from the first quarter 2019 reflecting the sales volume growth, the early capture of synergies and the margin benefits from our shift to fully integrated operations.  We are off to a good start to delivering our targeted synergies, with $12 million realized in the second quarter.”

Commentary on Full Year 2019 Outlook

Regarding the company’s outlook for the second half 2019, Quinn commented, “As we anticipated, TiO2 pigment markets in Europe and Asia have stabilized as inventory destocking has run its course and North American market conditions remain resilient.  We continue to successfully work with our pigment customers on our bespoke win-win margin stability initiative and now serve a customer base that has more than doubled in size with the ability to offer the broadest, category leading product portfolio in the industry.  Though global macro-economic conditions remain uncertain and we have recently seen some softness in the zircon market, we are maintaining our outlook for the full year 2019 within the previously provided ranges and narrowing our guidance on a reported basis to:

•	Lower half of previously provided range for Revenue of $2,830-2,980 million

•	Lower half of previously provided range for Adjusted EBITDA of $635-740 million (Non-GAAP)

•	High end of previously provided range for Adjusted diluted EPS of ($0.17)-0.43 (Non-GAAP)

•	Within previously provided range for Free Cash Flow of $130-160 million (Non-GAAP)

Note: for the company’s guidance with respect to the full-year 2019 Adjusted EBITDA, Adjusted diluted EPS and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain, out of our control or cannot be reasonable predicted.

3 | Page

Financial Summary for the Quarter Ending June 30, 2019

Tronox reported revenue of $791 million for the second quarter 2019, an increase of 61 percent from $492 million in the second quarter 2018.  Excluding revenue of $15 million in the year-ago quarter from the Electrolytic business sold in September 2018, revenue increased 66 percent versus the prior-year quarter.  Loss from operations of ($13) million compared to income from operations of $65 million in the year-ago quarter.  Net loss from continuing operations attributable to Tronox of $61 million, or ($0.41) per diluted share, compared to net income from continuing operations attributable to Tronox of $36 million, or $0.29 per diluted share, in the year-ago quarter.  Net loss from continuing operations attributable to Tronox in the second quarter 2019 included transaction costs primarily related to the Cristal acquisition, restructuring and integration costs, amortization of inventory step-up, and a loss on a contract that, combined, totaled $100 million or $0.67 per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $39 million, or $0.26 per diluted share.  Adjusted EBITDA of $195 million increased 32 percent compared to $148 million in the prior-year quarter.

Note: Since Tronox and Cristal combined their respective businesses on April 10, 2019 and to assist in the following discussion of second quarter 2019 performance compared to the second quarter 2018 and the first quarter 2019, we have provided the results on both a reported basis and a pro forma basis.

Second Quarter 2019 vs. Second Quarter 2018

Reported Basis

•
Revenue of $791 million, including $353 million of revenue related to the acquired operations of Cristal, increased 61 percent from $492 million; excluding $15 million of revenue in the year-ago quarter from the Electrolytic business sold in September 2018, revenue increased 66 percent

•
TiO2 pigment sales of $625 million increased 81 percent compared to $346 million; sales volumes were 90 percent higher; selling prices were 4 percent lower on a local currency basis and 5 percent lower on a U.S. dollar basis, as translation of the Euro was a $5 million headwind

•	Zircon sales of $88 million increased 13 percent from $78 million, as 15 percent higher selling prices were partially offset by 2 percent lower sales volumes

•	Feedstock and other products sales of $78 million increased 47 percent from $53 million; higher ilmenite sales were partially offset by lower CP slag and pig iron sales

•
Adjusted EBITDA of $195 million increased 32 percent compared to $148 million, driven primarily by incremental Cristal adjusted EBITDA of $61 million and favorable foreign exchange on costs of $23 million; partially offsetting the increase were lower sales volumes of $14 million, unfavorable foreign exchange on revenue of $5 million and higher production costs of $18 million, primarily for direct materials and utilities

4 | Page

•
Selling, general and administrative expenses (“SG&A”) were $103 million compared to $79 million; SG&A costs from the acquired Cristal business accounted for $22 million of the increase; higher employee-related costs and integration costs of $9 million were partially offset by $6 million of lower professional fees

•	Interest expense of $54 million compared to $48 million primarily due to higher average interest rates related to borrowings in South Africa

Pro Forma Basis

•
Revenue of $827 million was 8 percent lower than $903 million; excluding revenue of $15 million in the year-ago quarter from the Electrolytic business sold in September 2018, revenue was 7 percent lower

•
TiO2 pigment sales of $657 million were 7 percent lower compared to $703 million; sales volumes increased 3 percent; selling prices were 6 percent lower on a local currency basis and 8 percent lower on a U.S. dollar basis, as translation of the Euro was a $16 million headwind

•
Zircon sales of $89 million decreased 18 percent from $108 million, as 12 percent higher selling prices were more than offset by 27 percent lower sales volumes due to shipment timing and lower year-on-year sales and production volumes at legacy Cristal mining operations in Australia

•
Feedstock and other products sales of $81 million compared to $77 million; higher CP slag sales volumes were partially offset by lower ilmenite sales as we are not actively selling ilmenite in the market due to our expanded internal requirements following the closing of the Cristal acquisition

•
Adjusted EBITDA of $200 million was 22 percent lower than $257 million, driven by lower TiO2 selling prices, higher external feedstock costs in legacy Cristal operations and lower zircon sales volumes resulting from lower production volumes at legacy Cristal mining operations in Australia

•	Selling, general and administrative expenses were $85 million compared to $60 million primarily due to higher employee-related costs, R&D expenses and integration costs

•	Interest expense of $54 million compared to $53 million in the year-ago quarter due to higher average interest rates related to borrowings in South Africa

5 | Page

Second Quarter 2019 vs. First Quarter 2019

Reported Basis

•	Revenue of $791 million, including $353 million of revenue related to the acquired operations of Cristal, increased 103 percent compared to $390 million

•
TiO2 pigment sales of $625 million increased 126 percent compared to $277 million; sales volumes up 126 percent; selling prices were 1 percent lower on a local currency basis and on a U.S. dollar basis

•	Zircon sales of $88 million increased 38 percent from $64 million, driven by a 39 percent increase in sales volumes; selling prices were 1 percent lower

•	Feedstock and other products sales of $78 million increased from $49 million due to higher sales volumes from the acquired Cristal business

•
Adjusted EBITDA of $195 million increased 144 percent compared to $80 million, driven primarily by incremental Cristal adjusted EBITDA of $61 million, $28 million of deferred margin benefits reflecting the shift to fully integrated operations, and higher TiO2, zircon and CP slag sales volumes that, combined, contributed $16 million to the increase

•
Selling, general and administrative expenses were $103 million compared to $67 million; SG&A costs from the acquired Cristal business of $22 million and transaction and integration costs related to the acquisition of $15 million accounted for the increase

•	Interest expense of $54 million compared to $49 million in the prior quarter primarily due to higher average interest rates related to borrowings in South Africa

Pro Forma Basis

•	Revenue of $827 million increased 15 percent from $720 million

•
TiO2 pigment sales of $657 million were 15 percent higher compared to $570 million; sales volumes increased 17 percent; selling prices were level to the prior quarter and 1 percent lower on a U.S. dollar basis

•	Zircon sales of $89 million increased 7 percent from $83 million driven by 8 percent higher sales volumes; selling prices were 1 percent lower

•
Feedstock and other products sales of $81 million increased from $68 million; higher CP slag sales volumes were more than offset by lower ilmenite sales as we are not actively selling ilmenite in the market due to our expanded internal requirements following the closing of the Cristal acquisition

6 | Page

•
Adjusted EBITDA of $200 million increased 42 percent from $141 million, driven primarily by higher TiO2, zircon and feedstock and co-products sales volumes that, combined, contributed $34 million, deferred margin benefits of $28 million reflecting the shift to fully integrated operations and realized synergies of $11 million

•	Selling, general and administrative expenses were $85 million compared to $93 million, primarily due to lower employee benefit and professional service expenses

•	Interest expense of $54 million compared to $55 million due to lower average debt balances

Other Financial Information

•	On June 30, 2019, debt was $3,194 million and debt, net of cash and cash equivalents, including $9 million of restricted cash, was $2,788 million

•	As of June 30, 2019, liquidity was $798 million comprised of cash and cash equivalents of $397 million and $401 million available under revolving credit agreements

•	In the second quarter 2019, capital expenditures were $56 million and depreciation, depletion and amortization expense was $84 million

Share Repurchase

•	Tronox returned approximately $294 million to shareholders from the start of the second quarter 2019 to August 6, 2019, through the repurchase of approximately 21.5 million shares and dividends

•
On May 9, 2019, we repurchased 14 million Tronox shares from Exxaro Resources for an aggregate purchase price of approximately $200 million or $14.3185 per share. The share price was based upon a 5 percent discount to the 10-day volume weighted average price as of the day that Exxaro exercised their sale notice to the company

•	On June 3, 2019, the company’s Board of Directors authorized the repurchase of up to $100 million of the company’s stock

•	During the second quarter 2019, we purchased 4,957,098 shares of common stock under the stock repurchase program at an average price of $11.26 per share and at a cost of approximately $56 million

•	As of August 6, 2019, we had purchased a total of 7,453,391 shares under the authorization at an average price of $11.59 per share and at a cost of approximately $86 million

7 | Page

Webcast Conference Call

Tronox will conduct a webcast conference call on Wednesday, August 7, 2019, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 7473939

Conference Call Presentation Slides will be used during the conference call and are available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on August 7, 2019, 11:30 a.m. ET (New York), until August 14, 2019, 11:30 a.m. ET (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 7473939

Upcoming Conferences and Investor Meetings

During the third quarter 2019, a member of management is scheduled to present at the following conferences:

•	Credit Suisse Basic Materials Conference, New York, September 10, 2019

•	Deutsche Bank Leveraged Finance Conference, Phoenix, September 24-25, 2019

Accompanying conference and meeting materials will be available at http://investor.tronox.com

8 | Page

About Tronox

Tronox Holdings plc is one of the world’s leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2018.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

9 | Page

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  Beginning with the reporting of our first quarter of 2019 results, we modified our definition of the Adjusted EBITDA metric to exclude all realized and unrealized gains and losses caused by foreign currency re-measurement to be more consistent with how we report this metric to our lenders.  We have revised the comparable periods for consistency.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

10 | Page

•
Provide an additional view of the operating performance of the company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, integration costs, purchase accounting adjustments, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

For the company’s guidance with respect to full year 2019 Adjusted EBITDA, Adjusted diluted earnings per share and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonably predicted.

11 | Page

Unaudited Pro Forma Financial Information

On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for 2019 compared to 2018 and the second quarter of 2019 compared to the first quarter of 2019. Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three months ended June 30, 2019 reflect the results of the combined business from April 10, 2019, while the three months ended June 30, 2018 include only the results of the legacy Tronox business. To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement and adjusted EBITDA information is provided on a consolidated basis and is referred to as “pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal’s North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management’s assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.646.960.6598

12 | Page

TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$791	$492	$1,181	$934
Cost of goods sold	672	348	979	675
Contract loss	19	-	19	-
Gross profit	100	144	183	259
Selling, general, and administrative expenses	103	79	170	155
Restructuring	10	-	10	-
Impairment loss	-	-	-	25
Income from operations	(13)	65	3	79
Interest expense	(54)	(48)	(103)	(97)
Interest income	3	7	12	15
Loss on extinguishment of debt	-	(30)	(2)	(30)
Other income (expense), net	5	29	3	20
(Loss) income from continuing operations before income taxes	(59)	23	(87)	(13)
Income tax benefit	4	27	2	22
Net (loss) income from continuing operations	(55)	50	(85)	9
Net loss from discontinued operations, net of tax	(1)	-	(1)	-
Net (loss) income	(56)	50	(86)	9
Net income attributable to noncontrolling interest	6	14	10	17
Net (loss) income attributable to Tronox Holdings plc	$(62)	$36	$(96)	$(8)

Net (loss) income per share, basic:
Continuing operations	$(0.41)	$0.30	$(0.69)	$(0.07)
Discontinued operations	$-	$-	$-	$-
Net (loss) income per share, basic	$(0.41)	$0.30	$(0.69)	$(0.07)

Net (loss) income per share, diluted:
Continuing operations	$(0.41)	$0.29	$(0.69)	$(0.07)
Discontinued operations	$-	$-	$-	$-
Net (loss) income per share, diluted:	$(0.41)	$0.29	$(0.69)	$(0.07)

Weighted average shares outstanding, basic (in thousands)	150,686	123,063	137,569	122,699
Weighted average shares outstanding, diluted (in thousands)	150,686	126,716	137,569	122,699

Other Operating Data:
Capital expenditures	$56	$27	$81	$55
Depreciation, depletion and amortization expense	$84	$49	$131	$97

13 | Page

TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$(62)	$36	$(96)	$(8)
Net loss from discontinued operations, net of tax (U.S. GAAP)	(1)	-	(1)	-
Net (loss) income from continuing operations attributable to Tronox Limited (U.S. GAAP)	$(61)	$36	$(95)	$(8)
Inventory step-up (a)	$50	$-	$50	$-
Impairment loss (b)	-	-	-	25
Contract loss (c)	14		14
Transaction costs (d)	21	27	29	47
Restructuring (e)	10	-	10	-
Integration costs (f)	4		4
Tax valuation allowance reversal (g)	-	(48)	-	(48)
Loss on extinguishment of debt (h)	-	30	2	30
Share-based compensation modification (i)	-	(6)	-	(6)
Charge for potential capital gains tax payment to Exxaro (j)	1	-	2	-
Adjusted net (loss) income attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$39	$39	$16	$40

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$(0.41)	$0.29	$(0.69)	$(0.07)

Inventory step-up, per share	0.33	-	0.36	-
Impairment loss, per share	-	-	-	0.20
Contract loss, per share	0.09	-	0.10	-
Transaction costs, per share	0.14	0.21	0.21	0.38
Restructuring, per share	0.07	-	0.07	-
Integration costs, per share	0.03	-	0.03	-
Tax valuation allowance reversal, per share	-	(0.38)	-	(0.38)
Loss on extinguishment of debt, per share	-	0.24	0.02	0.24
Share-based compensation modification, per share	-	(0.05)	-	(0.05)
Charge for potential capital gains tax payment to Exxaro, per share	0.01	-	0.02	-
Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.26	$0.31	$0.12	$0.32

Weighted average shares outstanding, diluted (in thousands)	151,538	126,716	138,915	126,583

(1)  Only the inventory step-up and contract loss amounts for both the three and six months of 2019 have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.

(a)  Represents a net-of-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)  Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.
(c)  Represents a net-of-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in “Contract loss” in our unaudited Condensed Consolidated Statements of Operations.
(d)  Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(e)  Represents amounts for employee-related costs, including severance.
(f)  Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(g)  Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(h)  2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.
(i)  Represents the reversal of previously recorded expense due to a modification to the Integration Incentive Award.
(j)  Represents the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

14 | Page

TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$397	$1,034
Restricted cash	9	662
Accounts receivable, net of allowance for doubtful accounts	599	317
Inventories, net	1,097	479
Prepaid and other assets	156	50
Income taxes receivable	4	2
Total current assets	2,262	2,544

Noncurrent Assets
Property, plant and equipment, net	1,635	1,004
Mineral leaseholds, net	834	796
Intangible assets, net	231	176
Goodwill	68	-
Lease right of use assets, net	93	-
Deferred tax assets	123	37
Other long-term assets	170	85
Total assets	$5,416	$4,642

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$297	$133
Accrued liabilities	330	140
Short-term lease liabilities	30	-
Long-term debt due within one year	58	22
Income taxes payable	3	5
Total current liabilities	718	300

Noncurrent Liabilities
Long-term debt, net	3,136	3,139
Pension and postretirement healthcare benefits	146	93
Asset retirement obligations	163	68
Environmental Liabilities	36	1
Long-term lease liabilities	59	-
Long-term deferred tax liabilities	175	163
Other long-term liabilities	54	16
Total liabilities	4,487	3,780

Commitments and Contingencies
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 144,377,289 shares issued and outstanding at June 30, 2019 and 123,015,301 shares issued and 122,933,845 shares outstanding at December 31, 2018	1	1
Capital in excess of par value	1,860	1,579
Accumulated deficit	(466)	(357)
Accumulated other comprehensive loss	(616)	(540)
Total Tronox Holdings plc shareholders’ equity	779	683
Noncontrolling interest	150	179
Total equity	929	862
Total liabilities and equity	$5,416	$4,642

15 | Page

TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net (loss) income	$(86)	$9
Net loss from discontinued operations, net of tax	(1)	-
Net (loss) income from continuing operations	$(85)	$9
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	131	97
Deferred income taxes	(13)	(30)
Share-based compensation expense	15	9
Amortization of deferred debt issuance costs and discount on debt	4	7
Contract loss	19
Impairment loss	-	25
Acquired inventory step up recognized in earnings	55	-
Loss on extinguishment of debt	2	30
Other non-cash affecting net loss	17	(3)
Changes in assets and liabilities:
Increase in accounts receivable, net	(43)	(33)
Decrease (increase) in inventories, net	31	(14)
Increase in prepaid and other assets	(8)	(27)
Increase (decrease) in accounts payable and accrued liabilities	32	(36)
Net changes in income tax payables and receivables	(18)	6
Changes in other non-current assets and liabilities	(16)	(9)
Cash provided by operating activities- continuing operations	133	31

Cash Flows from Investing Activities:
Capital expenditures	(81)	(55)
Cristal Acquisition	(1,603)	-
Proceeds from sale of Ashtabula	707	-
Insurance proceeds	10	-
Loans	(25)	(14)
Proceeds from sale of assets	1	-
Cash used in investing activities-continuing operations	(991)	(69)

Cash Flows from Financing Activities:
Repayments of long-term debt	(215)	(595)
Proceeds from short-term debt	-	-
Proceeds from long-term debt	222	615
Repurchase of common stock	(252)	-
Acquisition of noncontrolling interest	(148)	-
Call premium paid	-	(22)
Debt issuance costs	(4)	(10)
Proceeds from the exercise of options and warrants	-	6
Dividends paid	(14)	(12)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(6)
Cash used in financing activities-continuing operations	(417)	(24)

Discontinued Operations:
Cash used in operating activities	(15)	-
Cash used in investing activities	(1)	-
Net cash flows used by discontinued operations	(16)	-

Effects of exchange rate changes on cash, cash equivalents and restricted cash	1	(15)
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,290)	(77)
Cash, cash equivalents and restricted cash at beginning of period	1,696	1,769
Cash, cash equivalents and restricted cash at end of period	$406	$1,692

16 | Page

TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss) (U.S. GAAP)	$(56)	$50	$(86)	$9
Income from discontinued operations, net of tax (see Note 2) (U.S. GAAP)	(1)	-	(1)	-
Net income (loss) from continuing operations (U.S. GAAP)	$(55)	$50	$(85)	$9
Interest expense	54	48	103	97
Interest income	(3)	(7)	(12)	(15)
Income tax benefit	(4)	(27)	(2)	(22)
Depreciation, depletion and amortization expense	84	49	131	97
EBITDA (non-U.S. GAAP)	76	113	135	166
Inventory step-up (a)	55		55
Impairment loss (b)	-	-	-	25
Contract Loss (c)	19	-	19	-
Share based compensation (d)	7	2	15	9
Transaction costs (e)	21	27	29	47
Restructuring (f)	10	-	10	-
Integration costs (g)	4	-	4	-
Loss on extinguishment of debt (h)	-	30	2	30
Foreign currency remeasurement (i)	(3)	(28)	(4)	(18)
Other items (j)	6	4	10	6
Adjusted EBITDA (non-U.S. GAAP)	$195	$148	$275	$265

(a)	Represents a pre-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)
Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(c)
Represents a pre-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in “Contract loss” in our unaudited Condensed Consolidated Statements of Operations.

(d)	Represents non-cash share-based compensation.
(e)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(f)	Represents amounts for employee-related costs.
(g)
Represents integration costs associated with the Cristal Integration after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(h)
2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.

(i)
Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations. Prior to the first quarter of 2019, realized gains and losses associated with third party receivables and liabilities had been included in Adjusted EBITDA. Commencing with 2019, we are now excluding these amounts from Adjusted EBITDA and prior period amounts have been revised for comparability purposes. The exclusion of all of the realized and unrealized gains and losses is consistent with the reporting of Adjusted EBITDA we make to our lenders.

(j)
Includes noncash pension and postretirement costs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations. Amounts for 2019 also include the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

17 | Page

TRONOX HOLDINGS PLC
SEGMENT INFORMATION
REVENUE, OPERATING INCOME
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles net sales and sales growth excluding Electrolytic:

	Three Months Ended June 30,
	2019	2018	% variance
Net sales	$791	$492	61%
Electrolytic sales	-	(15)	-100%
Net sales, excluding Electrolytic sales	$791	$477	66%

The following table reconciles Pro Forma net sales and sales growth excluding Electrolytic:

	Three Months Ended June 30,
	2019	2018	% variance
Net sales	$827	$903	-8%
Electrolytic sales	-	(15)	-100%
Net sales, excluding Electrolytic sales	$827	$888	-7%

The following table reconciles Cash provided by operating activities, to free cash flow for the three months ended June 30, 2019:

Consolidated
Cash provided by operating activities, continuing operations	$138
Capital expenditures	(81)
Free cash flow (non-U.S. GAAP)	$57

18 | Page

TRONOX HOLDINGS PLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Pro forma amounts		Pro forma amounts
	Three months Ended June 30,		Six months Ended June 30,
	2019	2018	2019	2018
Net sales	$827	$903	$1,547	$1,779
Cost of goods sold	648	685	1,238	1,409
Contract loss	-	-	-	-
Gross profit	179	218	309	370
Selling, general, and administrative expenses	85	60	178	134
Restructuring	10	-	10	-
Impairment loss	-	-	-	25
Income from operations	84	158	121	211
Interest expense	(54)	(53)	(109)	(104)
Interest income	3	2	6	6
Loss on extinguishment of debt	-	(30)	(2)	(30)
Other income (expense), net	5	19	(9)	11
Income from continuing operations before income taxes	38	96	7	94
Income tax benefit (provision)	4	24	(2)	15
Net income from continuing operations	42	120	5	109
Net income attributable to noncontrolling interest	6	15	11	20
Net income (loss) from continuing operations attributable to Tronox Holdings plc	$36	$105	$(6)	$89

Net (loss) income from continuing operations per share, diluted	$0.23	$0.64	$(0.04)	$0.54

Weighted average shares outstanding, diluted (in thousands)	155,254	164,296	158,124	164,163

19 | Page

TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Pro forma amounts		Pro forma amounts
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) from continuing operations attributable to Tronox Limited (U.S. GAAP)	$36	$105	$(6)	$89

Inventory step-up	$-	$5	$-	$50
Impairment loss	-	-	-	25
Restructuring	10	-	10	-
Integration costs	4		4
Tax valuation allowance reversal	-	(48)	-	(48)
Loss on extinguishment of debt	-	30	2	30
Share-based compensation modification	-	(6)	-	(6)
Charge for potential capital gains tax payment to Exxaro	1	-	2	-
Adjusted net income attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$51	$86	$12	$140

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$0.23	$0.64	$(0.04)	$0.54

Inventory step-up, per share	-	0.03	-	0.30
Impairment loss, per share	-	-	-	0.16
Restructuring, per share	0.06	-	0.06	-
Integration costs, per share	0.03	-	0.03	-
Tax valuation allowance reversal, per share	-	(0.29)	-	(0.29)
Loss on extinguishment of debt, per share	-	0.18	0.01	0.18
Share-based compensation modification, per share	-	(0.04)	-	(0.04)
Charge for potential capital gains tax payment to Exxaro, per share	0.01	-	0.01	-
Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.33	$0.52	$0.07	$0.85

Weighted average shares outstanding, diluted (in thousands)	155,254	164,296	159,470	164,163

(1) Only the inventory step-up for both the three and six months of 2018 have been tax impacted. No income tax impacts have been given to other items as they were recorded in jurisictions with full valuation allowances.

20 | Page

TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
 (UNAUDITED)
(Millions of U.S. dollars)

	Pro forma amounts		Pro forma amounts
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income from continuing operations (U.S. GAAP)	$42	$120	$5	$109
Interest expense	54	53	109	104
Interest income	(3)	(2)	(6)	(6)
Income tax benefit	(4)	(24)	2	(15)
Depreciation, depletion and amortization expense	87	93	183	184
EBITDA (non-U.S. GAAP)	176	240	293	376
Inventory step-up	-	6	-	61
Impairment loss	-	-	-	25
Share based compensation	7	2	15	9
Restructuring	10	-	10	-
Integration costs	4	-	4	-
Loss on extinguishment of debt	-	30	2	30
Foreign currency remeasurement	(3)	(26)	(4)	(16)
Other items	6	5	21	6
Adjusted EBITDA (non-U.S. GAAP)	$200	$257	$341	$491

21 | Page

TRONOX HOLDINGS PLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

Pro forma amounts
Three months Ended June 30,
2019
Net sales	$720
Cost of goods sold	590
Gross profit	130
Selling, general, and administrative expenses	93
Income from operations	37
Interest expense	(55)
Interest income	3
Loss on extinguishment of debt	(2)
Other income (expense), net	(14)
Loss from continuing operations before income taxes	(31)
Income tax provision	(6)
Net loss from continuing operations	(37)
Net loss attributable to noncontrolling interest	5
Net loss from continuing operations attributable to Tronox Holdings plc	$(42)

Net loss from continuing operations per share, diluted	$(0.26)

Weighted average shares outstanding, diluted (in thousands)	161,876

22 | Page

TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA (NON-U.S. GAAP)
 (UNAUDITED)

(Millions of U.S. dollars)
Pro forma amounts
Three Months Ended June 30,
2019

Net loss from continuing operations (U.S. GAAP)	$(37)
Interest expense	55
Interest income	(3)
Income tax benefit	6
Depreciation, depletion and amortization expense	96
EBITDA (non-U.S. GAAP)	117
Inventory step-up	-
Impairment loss	-
Share based compensation	8
Loss on extinguishment of debt	2
Foreign currency remeasurement	(1)
Other items	15
Adjusted EBITDA (non-U.S. GAAP)	$141

23 | Page